Exhibit 32.2
Section 1350 Certification
     In connection with the Quarterly Report of Encore Energy Partners LP (the “Partnership”) on Form 10-Q for the period ended September 30, 2007 as filed with the Securities and Exchange Commission (“SEC”) on the date hereof (the “Report”), I, Robert C. Reeves, Chief Financial Officer of Encore Energy Partners GP LLC, the general partner of the Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;
     and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: November 5, 2007	/s/ Robert C. Reeves
Robert C. Reeves
Senior Vice President, Chief Financial Officer, and Treasurer of Encore Energy Partners GP LLC, the General Partner of Encore Energy Partners LP

     A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained by the Partnership and furnished to the SEC or its staff upon request.
     Note: The certification of the registrant furnished in this exhibit is not deemed “filed” for purposes of Section 18 of the Exchange Act, as amended, or otherwise subject to the liabilities of that Section. Registration Statements or other documents filed with the SEC shall not incorporate this exhibit by reference, except as otherwise expressly stated in such filing.